May 10, 2004
File:  225
FILED VIA SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec

        Attention:  Statutory Filings

Dear Sirs:

CONFIRMATION OF MAILING - Proxy Material for Annual General Meeting scheduled for June 15, 2004 - Record Date:  April 28, 2004 / Mailing Date:  May 10, 2004

We wish to confirm that on the captioned mailing date the material listed below was sent by prepaid mail to each shareholder of record at the specified latest address shown on the books of the Company:

1.

Letter to Shareholder of Record;

2.

Annual Report to Shareholders together with audited financial statements for the year ended December 31, 2003;

3.

Notice of Annual General Meeting of Shareholders and Information Circular;

4.

Instrument of Proxy;

5.

Supplemental Request Forms; and

6.

Return envelope.

Yours very truly,

AURIZON MINES LTD.

J.A. Stokke Kemp,
Corporate Secretary

Enclosures
cc\encl:                    DuMoulin Black (1 Set)

cc\encl:                    Computershare Trust Company of Canada (1 Set)
cc\encl:                    PricewaterhouseCoopers (1 Set)
cc\encl:                    Toronto Stock Exchange (4 Sets)
cc:\encl:                    American Stock Exchange (5 Sets)
cc\encl:                    U.S. Securities & Exchanges Commission (File #0-22672; filed via EDGAR)